                                                                     EXHIBIT 3.1

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "MOLECULAR SIMULATIONS INCORPORATED", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 1995, AT 4:15 O'CLOCK P.M.



                    [SEAL AFFIXED HERE]      /S/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 8243955

                                                       DATE: 12-17-96

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 04:15 PM 08/15/1995
                              950185198 - 2064765



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       MOLECULAR SIMULATIONS INCORPORATED

         Molecular Simulations Incorporated (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 245 of the General Corporation Law of the State of Delaware:

         FIRST: That the Corporation was originally incorporated on June 20, 1985 as Polygen Merger Corporation, a Delaware corporation.

         SECOND: That the Board of Directors of the Corporation, at a meeting held on July 26, 1995, adopted a resolution setting forth a proposed Restated Certificate of Incorporation of the Corporation and directed that such proposed Restated Certificate of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed Restated Certificate of Incorporation is as follows:

                  RESOLVED: That it is advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation, as amended to date, be further amended and restated so that it reads in its entirety in substantially the form attached hereto as Appendix I.

         THIRD: That the stockholders of the Corporation duly adopted such resolution by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Molecular Simulations Incorporated has caused this Restated Certificate of Incorporation to be signed by Michael J. Savage, its President, and attested by David B. Hiatt, its Secretary, this 15th day of August, 1995.


                                            MOLECULAR SIMULATIONS INCORPORATED



                                            By: /s/ Michael J. Savage
                                            -----------------------------------
                                                    Michael J. Savage, President



ATTEST:



By: /s/ David B. Hiatt
------------------------------
        David B. Hiatt, Secretary

                                   APPENDIX I

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       MOLECULAR SIMULATIONS INCORPORATED


         FIRST. The name of the corporation is Molecular Simulations Incorporated (the "Corporation").

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The Corporation shall have authority to issue three classes of capital stock: Common Stock, $.001 par value per share ("Common Stock"); Class B Common Stock, $.001 par value per share ("Class B Common Stock'"); and Preferred Stock, $.01 par value per share ("Preferred Stock"). The total number of shares of each class of capital stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of Common Stock; one million five hundred thousand (1,500,000) shares of Class B Common Stock; and two million two hundred twenty-two thousand two hundred twenty-three (2,222,223) shares of Preferred Stock.

         The preferences, voting powers, qualifications, special or relative rights or privileges of the Common Stock, Class B Common Stock and Preferred Stock are as follows.

A.       COMMON STOCK AND CLASS B COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock and Class B Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). Except as otherwise required by law, the holders of the Class B Common Stock shall not be entitled to vote in any meetings of stockholders (or any written actions in lieu of meetings). There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. No dividends may be paid or declared on the Class B Common Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock and Class B Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. In any such dissolution or liquidation of the Corporation, the assets available for distribution to the holders of Common Stock and Class B Common Stock shall be distributed in equal amounts per share and without preference or priority of either the Common Stock or the Class B Common Stock over the other.

         5. Conversion of Class B Common Stock.

            5A. Right to Convert. Subject to the terms and conditions of this Paragraph 5, the holder of any share or shares of Class B Common Stock shall have the right, at its option at any time after a "Conversion Event" described in subparagraph 5B below and prior to liquidation of the Corporation, to convert each share of Class B Common Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class B Common Stock) into one (1) fully paid and nonassessable share of Common Stock. No later than five (5) days after the Conversion Event, written notice shall be mailed by the Corporation, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class B Common Stock at the address last shown on the records of the Corporation for such holder, notifying such holder of the Conversion Event and the date on which the Conversion Event occurred. Such rights of conversion shall be exercised following a Conversion Event by the holder of Class B Common Stock giving written notice that the holder elects to convert a stated number of shares of Class B Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            5B. Conversion Events. As used in this Paragraphs, a "Conversion Event" means the occurrence of one or more of the following:

                  (1) the Corporation issues additional shares of its Common Stock or shares convertible into Common Stock to parties other than Corning Incorporated and its transferees (whether direct or indirect), such that after such issuance the total number of shares of Common Stock and shares convertible into Common Stock held by Corning Incorporated and its transferees (direct and indirect) are equal to or less than forty percent (40%) of the total number of then issued and outstanding shares of Common Stock and shares convertible into Common Stock of the Corporation; or

                  (2) upon the consummation of any acquisition of the Corporation or substantially all of its assets by a third party or a merger with a third party pursuant to which (i) the Corporation is not the surviving corporation and (ii) the shares of capital stock of the Corporation are exchanged or converted into less than a majority of the surviving corporation's shares of capital stock.

            5C. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Class B Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares of Class B Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            5D. Subdivision or Combination of Common Stock. In the event the Corporation should at any time or from time to time after the date of issuance of Class B Common Stock ("Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (provided that such dividend, distribution, split or subdivision is effectuated) or the date of such dividend, distribution, split or subdivision if no record date is fixed, the number of shares of Common Stock issuable on conversion of Class B Common Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then following the record date of such combination, the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            5E. Distribution of Common Stock Equivalents. In the event the Corporation shall distribute to all holders of Common Stock, as a result of their status as holders of Common Stock, securities or rights convertible into, or entitling the holder thereof to receive, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents"), then in each such case the holders of the Class B Common Stock shall be entitled, upon conversion of their Class B Common Stock, to a proportionate share of any such distribution of Common Stock Equivalents as though they were the holders of the number of shares of Common Stock into which their shares of Class B Common Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution or the date of such distribution if no record date is fixed.

            5F. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock, provision shall be made so that the holders of the Class B Common Stock shall thereafter be entitled to receive upon conversion of the Class B Common Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Class B Common Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Class B Common Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            5G. Reservation of Common Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

            5H. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock which is being converted.

            5I. Restriction. At any time when any shares of Class B Common Stock are issued and outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Class B Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not alter or amend the rights, preferences or privileges of the Class B Common Stock materially and adversely.

            5J. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the gross proceeds to the Corporation from the sale of such shares to the public shall be at least $10,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Class B Common Stock shall automatically convert to shares of Common Stock on the basis set forth in this Paragraph 5. Holders of shares of Class B Common Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Until such time as a holder of shares of Class B Common Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

B.       PREFERRED STOCK

         All of the authorized shares of Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1. Voting. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of whole shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible.

         2. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends are paid with respect to the Common Stock (treating each share of the Series A Convertible Preferred Stock as being equal to the number of whole shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible). Stock dividends and the other events described in subparagraphs 5D and 5E below shall entitle the holders of Series A Convertible Preferred Stock to the adjustments in their conversion rights as described in subparagraphs 5D or 5E, as the case may be, and shall not be treated as dividends paid with respect to the Common Stock as described in this Paragraph 2.

         3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A

Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $2.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Paragraph 5 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Payments to which they shall be entitled, the remaining net assets of the Corporation shall be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 30 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

         4. Restrictions. At any time when any shares of Series A Convertible Preferred Stock are issued and outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            4A. Alter or amend the rights, preferences or privileges of the Series A Convertible Preferred Stock materially and adversely;

            4B. Authorize or issue any additional class or series of stock having (i) any superior rights, privileges or preferences to the Series A Convertible Preferred Stock, or (ii) any right to receive assets of the Corporation on the liquidation, dissolution or winding up of the Corporation that is not junior to the rights of holders of the Series A Convertible Preferred Stock to receive assets of the Corporation on the liquidation, dissolution or winding up of the Corporation; or

            4C. Reclassify any class or series of capital stock into a class or series of capital stock having (i) any superior rights, privileges or preferences to the Series A Convertible Preferred Stock, or (ii) any right to receive assets of the Corporation on the liquidation, dissolution or winding up of the Corporation that is not junior to the rights of holders of the Series A Convertible Preferred Stock to receive assets of the Corporation on the liquidation, dissolution or winding up of the Corporation.

         For purposes of subparagraphs 4B and 4C above, the Corporation's Common Stock as constituted on the date of filing these terms of the Series A Convertible Preferred Stock shall not be deemed to have any superior rights, privileges or preferences to the Series A Convertible Preferred Stock.

         5. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            5A. Right to Convert. Subject to the terms and conditions of this Paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time prior to liquidation of the Corporation, to convert each share of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into one (1) fully paid and nonassessable share of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            5C. No Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends (if any) declared but unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

            5D. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock into which the Series A Convertible Preferred Stock was convertible immediately prior to such subdivision shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock into which the Series A Convertible Preferred Stock was convertible immediately prior to such combination shall be proportionately decreased.

            5E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            5F. Other Notices. In case at any time:

                (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger disposition, dissolution, liquidation or winding up, as the case may be.

            5G. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

            5H. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            5I. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

            5J. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            5K. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the gross proceeds to the Corporation from the sale of such shares to the public shall be at least $10,000,000, then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Paragraph 5. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         EIGHTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.